EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, July 27, 2023

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS STRONG REVENUE GROWTH, IMPROVED NET INTEREST MARGIN, STRATEGIC BALANCE SHEET EXPANSION, AND EARNINGS OF $0.54 PER SHARE FOR SECOND QUARTER 2023

Strong Performance Drives Growth Strategy and Promising Outlook

MOOREFIELD, WV – July 27, 2023 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the second quarter of 2023, showcasing strong core operating performance marked by notable strength in its net interest margin. The Company’s continued success underscores its position as a reliable partner in the financial services industry, reflecting a sound strategy and solid operational execution.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia, Kentucky, the Eastern Shore of Maryland and Delaware through Summit Community Bank, Inc., reported net income applicable to common shares of $7.98 million, or $0.54 per diluted share, for the second quarter of 2023, as compared to $13.9 million, or $1.08 per diluted share, for the first quarter of 2023 and $11.8 million, or $0.92 per diluted share, for the second quarter of 2022. Lower earnings in Q2 2023 were driven primarily by significant acquisition-related expenses attributable to the acquisition of PSB Holding Corp. and its bank subsidiary, Provident State Bank, Inc. (“PSB”) and by higher provision for credit losses recorded on purchased non-credit deteriorated (“non-PCD”) loans from PSB and on a nonperforming commercial real estate participation loan.

"We are pleased to report strong core performance in second quarter of 2023, characterized by significant revenue growth, an improved net interest margin and strategic balance sheet expansion," noted H. Charles Maddy III, President, and Chief Executive Officer of Summit Financial Group. "The completion of our acquisition of PSB Holding Corp. and Provident State Bank, Inc. is an important milestone for Summit, as it expanded our footprint to the Eastern Shore of Maryland and Delaware, providing exciting growth opportunities in new markets," continued Mr. Maddy.

"Our net interest margin (NIM) increased by 6 basis points from the linked quarter, driven by higher yields on interest-earning assets and effective management of funding costs," said Mr. Maddy. Furthermore, our loan portfolio showed positive momentum, with total core loan portfolio, excluding acquired loans, increasing 6 percent on an annualized basis during the quarter, and over 9 percent since June 30, 2022" noted Mr. Maddy.

“Despite the recent acquisition, our efficiency ratio remains below 48 percent, near its all-time record low, affirming our long tradition of optimizing operational performance," continued Mr. Maddy. "As we move forward, Summit remains steadfast in our growth strategy and optimistic about our future. Our solid financial foundation, coupled with a talented team, positions us well to create long-term value for our shareholders through organic growth and strategic initiatives," concluded Mr. Maddy.

Key Highlights for the Second Quarter of 2023

●	The Company completed its acquisition, effective April 1, 2023, of PSB headquartered in Preston, Maryland, expanding its footprint in the Eastern Shore of Maryland and Delaware.

●

Net interest margin (“NIM”) increased 6 basis points to 3.89 percent from the linked quarter and by 23 basis points from the prior-year quarter. This increase was primarily driven by increased yields on interest-earning assets. However, it was partially offset by higher costs of deposits and other funding sources.

●	Summit’s core deposits grew 12.9 percent during the second quarter of 2023 as result of the PSB acquisition. Excluding acquired deposits, Summit’s core deposits decreased 2.6 percent during Q2 2023.

●

Total loans, excluding acquired loans, mortgage warehouse lines of credit, and PPP lending, increased 1.53 percent (6.12 percent annualized) during the second quarter of 2023 and 9.2 percent since June 30, 2022.

●

The Company’s provision for credit losses totaled $8.00 million in the second quarter of 2023 compared to $1.5 million in the linked quarter. Included in the Company’s Q2 2023 provision for credit losses was $3.01 million to establish an allowance on non-PCD loans acquired from PSB in accordance with the Current Expected Credit Loss (“CECL”) accounting standard and $3.66 million to recognize an allowance on a nonperforming commercial real estate loan participation.

●

Total non-interest expense increased by 55.2 percent to $27.3 million. This increase is largely attributed to the acquisition of PSB including $4.16 million of acquisition-related expenses. Consequently, our annualized non-interest expense ratio increased to 2.41 percent of average assets from 1.97 percent in the previous quarter and 1.91 percent in the same quarter last year.  Excluding acquisition-related expenses, annualized non-interest expense would have been 2.05 percent of average assets for Q2 2023.

●	The Company achieved an efficiency ratio of 47.90 percent compared to 48.00 percent in the linked quarter and 47.45 percent in the prior-year quarter.

●	Nonperforming assets (“NPAs”) increased to 0.35 percent of total assets at period end, up 4 basis points during the quarter but down 8 basis points from the prior-year quarter.

PSB Acquisition

On April 1, 2023, Summit completed its acquisition of PSB.  Accordingly, PSB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s second quarter and first half 2023 results reflect increased levels of average balances, income and expense compared to its second quarter and first half 2022 results.

Upon acquisition, PSB had total assets of $568.3 million, loans amounting to $381.5 million, and deposits totaling $498.0 million. Through the first half of 2023, the acquisition-related expenses totaled $4.49 million, with $4.16 million of the costs being incurred in the second quarter.

Results from Operations

Net interest income totaled $40.3 million in the second quarter of 2023, marking an increase of 30.2 percent from the prior-year second quarter and 17.9 percent from the linked quarter. NIM for the first quarter 2023 was 3.89 percent compared to 3.83 percent for the linked quarter and 3.66 percent for the prior-year quarter.

Summit recorded an $8.0 million provision for credit losses in the second quarter of 2023, which includes $3.01 million to establish an allowance on non-PCD loans acquired from PSB in accordance with the CECL accounting standard and $3.66 million to provide an allowance to reflect a nonperforming loan participation with a regional bank secured by a shopping complex at the fair value of its collateral. The provision for credit losses was $1.5 million for the linked quarter and $2.0 million in the second quarter of 2022.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for second quarter 2023 was $5.42 million compared to $4.39 million for the linked quarter and $3.86 million for the comparable period of 2022. The Company recorded realized securities losses on debt securities of $211,000 in the second quarter of 2023 and $59,000 in the linked quarter. In addition, the Company recognized net gains on equity investments of $150,000 in the second quarter 2023 compared to $45,000 in the linked quarter.

Mortgage origination revenue decreased to $169,000 in the second quarter of 2023 compared to $171,000 in the linked quarter and $317,000 for the year-ago period reflecting continuing negative impact of higher interest rates on demand for new mortgage loans.

Excluding gains and losses from debt securities and equity investments, the combined revenue from net interest income and non-interest income for Q2 2023 rose to $45.8 million. This represents an increase of 18.7 percent from $38.6 million in the linked quarter and a substantial 28.0 percent growth from $35.8 million recorded in the second quarter of 2022.

Total noninterest expense increased to $27.3 million in the second quarter of 2023, up 40.9 percent from $19.4 million in the linked quarter and up 55.2 percent from $17.6 million for the prior-year second quarter.  These increases are primarily due to the operational costs of the recently acquired PSB and acquisition-related expenses of $4.16 million in Q2 2023.

Salary and benefit expenses of $12.2 million in the second quarter of 2023 increased from $10.8 million for the linked quarter and $10.0 million from the prior-year second quarter. This increase was primarily due to the PSB acquisition and higher group health insurance premiums.

Acquisition-related expenses consisting of contract termination costs, executive and employee severance benefits and legal and consulting fees, were $4.16 million for Q2 2023 compared to $331,000 for the linked quarter and $4,000 for Q2 2022.

Other expenses were $3.64 million for Q2 2023 were higher compared to $2.97 million for the linked quarter and $2.36 million in the year-ago period, principally as result of the PSB acquisition.

Summit’s efficiency ratio was 47.90 percent in the second quarter of 2023, marginally higher than the 47.45 percent for the second quarter of 2022 and down compared to 48.00 percent in the linked quarter. Non-interest expense to average assets was 2.41 percent in the second quarter of 2023 compared to 1.97 percent in the linked quarter and 1.91 percent in the year-ago quarter.

Balance Sheet

As of June 30, 2023, total assets were $4.6 billion, an increase of $635.6 million, or 16.2 percent since December 31, 2022.  Excluding acquired PSB assets, total assets increased by $71.1 million, or 1.8 percent since December 31, 2022.

Total loans net of unearned fees increased to $3.6 billion as of June 30, 2023, from $3.1 billion at December 31, 2022, and increased 19.3 percent from the second quarter of 2022. Total loans, excluding those related to mortgage warehouse lending, PPP lending and acquired loans, reached $3.1 billion on June 30, 2023. This represents an increase of 1.53 percent (or 6.12 percent when annualized) during the quarter just ended.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) but excluding PPP lending, increased 13.3 percent (26.6 percent annualized) during second quarter to $2.3 billion as of June 30, 2023.

Residential real estate and consumer lending totaled $731.9 million on June 30, 2023, reflecting an increase of 19.3 percent (38.6 percent annualized) during the second quarter.

As of June 30, 2023, PPP balances were paid down to zero and mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, totaled $118.8 million compared to $130.4 million as of December 31, 2022, and $171.4 million at the year-ago period end.

Deposits totaled $3.7 billion on June 30, 2023, a 13.2 percent increase during the second quarter. Core deposits increased 12.9 percent during the second quarter 2023 to $3.6 billion.  Excluding acquired deposits, core deposits decreased $82.7 million, or 2.6 percent during the second quarter 2023.  Adjusted uninsured deposits (excluding uninsured public deposits otherwise secured or collateralized as required by law) were 31.9 percent of total deposits at June 30, 2023 compared to 29.8 percent at year-end 2022 and 25.6 percent at the year-ago period end.

Total shareholders’ equity was $413.2 million as of June 30, 2023, compared to $354.5 million at December 31, 2022. During the second quarter 2023, Summit issued 1,880,732 common shares at a fair value of $39.0 million as consideration in conjunction with the PSB acquisition. Summit paid a quarterly common dividend of $0.20 per share in the second quarter of 2023.

Tangible Book Value Per Share (“TBVPS”) decreased by $0.97 to $21.93 during the second quarter of 2023, representing a 4.3 percent decrease. This decline was primarily influenced by the acquisition of PSB, which represented TBVPS dilution of $1.52 resulting from the transaction’s issuance of 1,880,732 common shares and its creation of intangible assets of $15.6 million. Summit had 14,672,147 outstanding common shares at June 30, 2023, compared to 12,783,646 at year-end 2022.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the second quarter of 2023, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

The Company recorded net loan charge-offs (“NCOs”) of $3.8 million during the second quarter 2023, representing 0.50 percent of average loans annualized, compared to net loan recoveries of $63,000, representing (0.01) percent of average loans annualized, in the first quarter of 2023. NCOs of $159,000 represented 0.02 percent of average loans annualized in the year-ago period.

Summit’s allowance for loan credit losses was $45.7 million on June 30, 2023, $40.8 million at the end of the linked quarter, and $35.1 million on June 30, 2022. As of June 30, 2023, the allowance for loan credit losses stood at 1.29 percent of total loans, reflecting a slight increase compared to the rate of 1.26 percent recorded as of December 31, 2022. The allowance for loan credit losses was increased by $1.50 million in Q2 2023 as result of purchased credit deteriorated loans from PSB. In terms of the allowance's coverage, it represented 402.8 percent of nonperforming loans at June 30, 2023, in contrast to the figure of 497.2 percent at the prior year-end, December 31, 2022.

Summit’s allowance for credit losses on unfunded loan commitments was $7.33 million as of June 30, 2023, compared to $6.57 million at the end of the linked quarter. The allowance for credit losses on unfunded loan commitments increased $760,000 during the most recent quarter. The acquisition of PSB resulted in an increase to the allowance for credit losses on unfunded loan commitments of $235,000, while the remaining increase was principally the result of a change in the mix of our unfunded commitments.  Construction loan commitments, which on average have a higher historical loss ratio than do other loans, increased, while our mortgage warehouse unfunded lines of credit, which carry a lower loss factor, decreased.

As of March 31, 2023, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, totaled $16.1 million, or 0.32 percent of assets, compared to NPAs of $12.9 million, or 0.33 percent of assets at year-end 2022.

About the Company

Summit Financial Group, Inc. is the $4.6 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, Kentucky, Eastern Shore of Maryland and Delaware. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 53 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), Summit’s management uses, and this press release contains or references, certain non-GAAP financial measures, such as tangible common equity/tangible assets; efficiency ratio; return on average tangible equity and return on average tangible common equity. Summit believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although Summit believes that these non-GAAP financial measures enhance investors' understanding of Summit’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q2 2023 vs Q2 2022

	For the Quarter Ended		Percent
Dollars in thousands	06/30/2023	06/30/2022	Change
Statements of Income
Interest income
Loans, including fees	$54,413	$32,766	66.1%
Securities	6,247	2,752	127.0%
Other	203	45	351.1%
Total interest income	60,863	35,563	71.1%
Interest expense
Deposits	17,851	2,622	580.8%
Borrowings	2,699	1,976	36.6%
Total interest expense	20,550	4,598	346.9%

Net interest income	40,313	30,965	30.2%
Provision for credit losses	8,000	2,000	300.0%
Net interest income after provision for credit losses	32,313	28,965	11.6%

Noninterest income
Trust and wealth management fees	854	745	14.6%
Mortgage origination revenue	169	317	-46.7%
Service charges on deposit accounts	1,943	1,674	16.1%
Bank card revenue	1,987	1,618	22.8%
Net gains/(losses) on equity investments	150	(669)	-122.4%
Net realized losses on debt securities	(211)	(289)	-27.0%
Bank owned life insurance and annuity income	431	331	30.2%
Other income	100	129	-22.5%
Total noninterest income	5,423	3,856	40.6%
Noninterest expense
Salaries and employee benefits	12,156	10,030	21.2%
Net occupancy expense	1,528	1,258	21.5%
Equipment expense	2,361	1,791	31.8%
Professional fees	471	507	-7.1%
Advertising and public relations	264	165	60.0%
Amortization of intangibles	999	355	181.4%
FDIC premiums	742	190	290.5%
Bank card expense	951	810	17.4%
Foreclosed properties expense, net of (gains)/losses	48	141	-66.0%
Acquisition-related expense	4,163	4	n/m
Other expenses	3,641	2,358	54.4%
Total noninterest expense	27,324	17,609	55.2%
Income before income taxes	10,412	15,212	-31.6%
Income tax expense	2,203	3,198	-31.1%
Net income	8,209	12,014	-31.7%
Preferred stock dividends	225	225	0.0%

Net income applicable to common shares	$7,984	$11,789	-32.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q2 2023 vs Q2 2022

	For the Quarter Ended		Percent
	06/30/2023	06/30/2022	Change
Per Share Data
Earnings per common share
Basic	$0.54	$0.92	-41.3%
Diluted	$0.54	$0.92	-41.3%

Cash dividends per common share	$0.20	$0.18	11.1%
Common stock dividend payout ratio	35.7%	19.5%	83.1%

Average common shares outstanding
Basic	14,668,923	12,754,724	15.0%
Diluted	14,703,636	12,810,174	14.8%

Common shares outstanding at period end	14,672,147	12,763,422	15.0%

Performance Ratios
Return on average equity	7.99%	14.48%	-44.8%
Return on average tangible equity (C)(E)	10.86%	18.28%	-40.6%
Return on average tangible common equity (D)(E)	11.37%	19.35%	-41.2%
Return on average assets	0.73%	1.30%	-43.8%
Net interest margin (A)	3.89%	3.66%	6.3%
Efficiency ratio (B)	47.90%	47.45%	0.9%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

(E) - See Non-GAAP Financial Measures for additional information relating to the calculation of this item.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Six Month Performance Summary (unaudited) -- 2023 vs 2022

	For the Six Months Ended		Percent
Dollars in thousands	06/30/2023	06/30/2022	Change
Statements of Income
Interest income
Loans, including fees	$99,897	$62,991	58.6%
Securities	11,066	5,374	105.9%
Other	375	91	312.1%
Total interest income	111,338	68,456	62.6%
Interest expense
Deposits	31,851	4,349	632.4%
Borrowings	4,984	3,587	38.9%
Total interest expense	36,835	7,936	364.2%

Net interest income	74,503	60,520	23.1%
Provision for credit losses	9,500	3,950	140.5%
Net interest income after provision for credit losses	65,003	56,570	14.9%

Noninterest income
Trust and wealth management fees	1,665	1,503	10.8%
Mortgage origination revenue	340	656	-48.2%
Service charges on deposit accounts	3,335	3,074	8.5%
Bank card revenue	3,555	3,109	14.3%
Net gains/(losses) on equity investments	195	(297)	-165.7%
Net realized losses on debt securities, net	(270)	(442)	-38.9%
Bank owned life insurance and annuity income	767	615	24.7%
Other income	222	183	21.3%
Total noninterest income	9,809	8,401	16.8%
Noninterest expense
Salaries and employee benefits	22,963	19,731	16.4%
Net occupancy expense	2,861	2,499	14.5%
Equipment expense	4,391	3,634	20.8%
Professional fees	847	869	-2.5%
Advertising and public relations	434	337	28.8%
Amortization of intangibles	1,342	734	82.8%
FDIC premiums	1,072	580	84.8%
Bank card expense	1,648	1,524	8.1%
Foreclosed properties expense, net of (gains)/losses	62	51	21.6%
Acquisition-related expense	4,494	33	n/m
Other expenses	6,609	4,817	37.2%
Total noninterest expense	46,723	34,809	34.2%
Income before income taxes	28,089	30,162	-6.9%
Income tax expense	5,779	6,455	-10.5%
Net income	22,310	23,707	-5.9%
Preferred stock dividends	450	450	0.0%

Net income applicable to common shares	$21,860	$23,257	-6.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Six Month Performance Summary (unaudited) -- 2023 vs 2022

	For the Six Months Ended		Percent
	06/30/2023	06/30/2022	Change
Per Share Data
Earnings per common share
Basic	$1.59	$1.82	-12.6%
Diluted	$1.59	$1.82	-12.6%

Cash dividends per common share	$0.40	$0.36	11.1%
Common stock dividend payout ratio	25.1%	19.8%	27.1%

Average common shares outstanding
Basic	13,731,594	12,750,037	7.7%
Diluted	13,772,592	12,805,873	7.5%

Common shares outstanding at period end	14,672,147	12,763,422	15.0%

Performance Ratios
Return on average equity	11.53%	14.34%	-19.6%
Return on average tangible equity (C)(E)	14.78%	18.15%	-18.6%
Return on average tangible common equity (D)(E)	15.52%	18.87%	-17.8%
Return on average assets	1.05%	1.30%	-19.2%
Net interest margin (A)	3.86%	3.64%	6.0%
Efficiency ratio (B)	47.95%	48.42%	-1.0%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

(E) - See Non-GAAP Financial Measures for additional information relating to the calculation of this item.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Statements of Income
Interest income
Loans, including fees	$54,413	$45,485	$43,589	$38,784	$32,766
Securities	6,247	4,819	4,181	3,497	2,752
Other	203	171	70	170	45
Total interest income	60,863	50,475	47,840	42,451	35,563
Interest expense
Deposits	17,851	14,000	10,194	6,140	2,622
Borrowings	2,699	2,286	3,293	2,198	1,976
Total interest expense	20,550	16,286	13,487	8,338	4,598

Net interest income	40,313	34,189	34,353	34,113	30,965
Provision for credit losses	8,000	1,500	1,500	1,500	2,000
Net interest income after provision for credit losses	32,313	32,689	32,853	32,613	28,965

Noninterest income
Trust and wealth management fees	854	811	750	725	745
Mortgage origination revenue	169	171	286	538	317
Service charges on deposit accounts	1,943	1,392	1,526	1,550	1,674
Bank card revenue	1,987	1,568	1,513	1,639	1,618
Net gains/(losses) on equity investments	150	45	280	283	(669)
Net realized losses on debt securities	(211)	(59)	(24)	(242)	(289)
Bank owned life insurance and annuity income	431	336	367	229	331
Other income	100	122	167	165	129
Total noninterest income	5,423	4,386	4,865	4,887	3,856
Noninterest expense
Salaries and employee benefits	12,156	10,807	10,532	10,189	10,030
Net occupancy expense	1,528	1,333	1,328	1,301	1,258
Equipment expense	2,361	2,030	1,769	1,851	1,791
Professional fees	471	376	386	372	507
Advertising and public relations	264	170	280	276	165
Amortization of intangibles	999	343	351	354	355
FDIC premiums	742	330	352	292	190
Bank card expense	951	696	679	726	810
Foreclosed properties expense, net of (gains)/losses	48	15	159	26	141
Acquisition-related expenses	4,163	331	81	—	4
Other expenses	3,641	2,968	2,932	3,834	2,358
Total noninterest expense	27,324	19,399	18,849	19,221	17,609
Income before income taxes	10,412	17,676	18,869	18,279	15,212
Income tax expense	2,203	3,575	3,783	3,856	3,198
Net income	8,209	14,101	15,086	14,423	12,014
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$7,984	$13,876	$14,861	$14,198	$11,789

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Per Share Data
Earnings per common share
Basic	$0.54	$1.09	$1.16	$1.11	$0.92
Diluted	$0.54	$1.08	$1.16	$1.11	$0.92

Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.18
Common stock dividend payout ratio	36.7%	18.1%	16.9%	17.7%	19.1%

Average common shares outstanding
Basic	14,668,923	12,783,851	12,775,703	12,766,473	12,754,724
Diluted	14,703,636	12,830,102	12,837,637	12,835,670	12,810,174

Common shares outstanding at period end	14,672,147	12,786,404	12,783,646	12,774,645	12,763,422

Performance Ratios
Return on average equity	7.99%	15.55%	17.50%	17.05%	14.48%
Return on average tangible equity (C)(E)	10.86%	19.10%	21.75%	21.33%	18.28%
Return on average tangible common equity (D)(E)	11.37%	20.10%	22.96%	22.20%	19.00%
Return on average assets	0.73%	1.43%	1.54%	1.51%	1.30%
Net interest margin (A)	3.89%	3.83%	3.80%	3.84%	3.66%
Efficiency ratio (B)	47.90%	48.00%	46.40%	47.95%	47.45%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

(E) - See Non-GAAP Financial Measures for additional information relating to the calculation of this item.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

Assets
Cash and due from banks	$23,341	$16,488	$16,469	$16,141	$17,921
Interest bearing deposits other banks	39,902	54,328	28,248	29,510	31,680
Debt securities, available for sale	512,038	431,933	405,201	383,965	368,049
Debt securities, held to maturity	95,200	95,682	96,163	96,640	97,116
Equity investments	30,818	29,867	29,494	20,314	19,905
Other investments	16,014	12,696	16,029	18,105	18,329
Loans, net	3,506,880	3,059,099	3,043,919	3,038,377	2,941,813
Property held for sale	4,742	5,128	5,067	5,193	5,319
Premises and equipment, net	60,967	54,491	53,981	54,628	55,034
Goodwill and other intangible assets	76,423	61,807	62,150	62,502	62,856
Cash surrender value of life insurance policies and annuities	84,790	72,019	71,640	71,216	71,073
Derivative financial instruments	39,951	34,758	40,506	42,179	31,452
Other assets	61,204	49,111	47,825	48,529	42,252
Total assets	$4,552,270	$3,977,407	$3,916,692	$3,887,299	$3,762,799

Liabilities and Shareholders' Equity
Deposits	$3,735,034	$3,299,846	$3,169,879	$3,108,072	$2,975,304
Short-term borrowings	232,150	140,150	225,999	273,148	291,447
Long-term borrowings and subordinated debentures, net	123,776	123,660	123,543	123,427	123,311
Other liabilities	48,136	44,205	42,741	40,978	38,846
Total liabilities	4,139,096	3,607,861	3,562,162	3,545,625	3,428,908
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	130,227	90,939	90,696	90,345	90,008
Retained earnings	276,762	271,712	260,393	248,084	236,438
Accumulated other comprehensive income (loss)	(8,735)	(8,025)	(11,479)	(11,675)	(7,475)
Total shareholders' equity	413,174	369,546	354,530	341,674	333,891
Total liabilities and shareholders' equity	$4,552,270	$3,977,407	$3,916,692	$3,887,299	$3,762,799

Book value per common share	$27.14	$27.73	$26.57	$25.58	$24.99
Tangible book value per common share (A)(C)	$21.93	$22.90	$21.70	$20.69	$20.07
Tangible common equity to tangible assets (B)(C)	7.2%	7.5%	7.2%	6.9%	6.9%

NOTES

(A) - Tangible book value per share = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Tangible common equity to tangible assets = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

(C) - See Non-GAAP Financial Measures for additional information relating to the calculaton of this item.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

Commercial	$511,457	$498,268	$501,844	$512,771	$455,202
Mortgage warehouse lines	118,785	86,240	130,390	194,740	171,399
Commercial real estate
Owner occupied	566,447	469,560	467,050	473,298	502,152
Non-owner occupied	1,193,927	1,036,358	1,004,368	960,627	963,646
Construction and development
Land and development	117,371	102,351	106,362	104,437	106,840
Construction	309,709	290,556	282,935	248,564	211,955
Residential real estate
Conventional	483,998	395,312	386,874	382,203	377,980
Jumbo	117,219	111,475	92,103	87,449	79,803
Home equity	86,050	70,167	71,986	72,756	71,136
Consumer	44,429	36,531	35,372	35,116	33,816
Other	3,169	3,117	3,534	3,166	2,947
Total loans, net of unearned fees	3,552,561	3,099,935	3,082,818	3,075,127	2,976,876
Less allowance for loan credit losses	45,681	40,836	38,899	36,750	35,063
Loans, net	$3,506,880	$3,059,099	$3,043,919	$3,038,377	$2,941,813

Unfunded loan commitments	$957,278	$907,757	$925,657	$889,854	$876,157

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Core deposits
Non interest bearing checking	$679,139	$552,716	$553,616	$619,067	$600,791
Interest bearing checking	2,024,341	1,886,011	1,743,299	1,475,643	1,238,368
Savings	512,129	462,631	496,751	582,922	645,099
Time deposits	375,860	278,410	294,630	338,668	386,562
Total core deposits	3,591,469	3,179,768	3,088,296	3,016,300	2,870,820

Brokered deposits	54,399	71,451	32,790	32,778	32,767
Other non-core time deposits	89,166	48,627	48,793	58,994	71,717
Total deposits	$3,735,034	$3,299,846	$3,169,879	$3,108,072	$2,975,304

Estimated uninsured deposits (A)	$1,189,908	$933,703	$946,188	$757,038	$762,466

(A) - Excludes uninsured public funds otherwise secured or collateralized as required by law

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.7%	8.9%	8.6%	8.2%	8.2%
Tier 1 Risk-based Capital	9.5%	9.8%	9.5%	9.2%	9.2%
Total Risk Based Capital	13.3%	14.0%	13.5%	13.1%	13.3%
Tier 1 Leverage	8.4%	8.7%	8.5%	8.4%	8.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.3%	11.9%	11.6%	11.3%	11.4%
Tier 1 Risk-based Capital	11.3%	11.9%	11.6%	11.3%	11.4%
Total Risk Based Capital	12.5%	13.1%	12.6%	12.2%	12.4%
Tier 1 Leverage	9.9%	10.6%	10.4%	10.3%	10.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

Gross loan charge-offs	$4,174	$164	$250	$265	$306
Gross loan recoveries	(346)	(227)	(249)	(257)	(147)
Net loan charge-offs	$3,828	$(63)	$1	$8	$159

Net loan charge-offs to average loans (annualized)	0.43%	-0.01%	0.00%	0.00%	0.02%

Allowance for loan credit losses	$45,681	$40,836	$38,899	$36,750	$35,063
Allowance for loan credit losses as a percentage of period end loans	1.29%	1.32%	1.26%	1.19%	1.18%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$7,332	$6,572	$6,947	$7,597	$7,792
Allowance for credit losses on ULC as a percentage of period end ULC	0.81%	0.72%	0.75%	0.85%	0.89%

Nonperforming assets:
Nonperforming loans
Commercial	$254	$402	$93	$347	$345
Commercial real estate	5,970	1,700	1,750	1,860	2,703
Residential construction and development	772	813	851	902	1,053
Residential real estate	4,298	4,322	5,117	6,083	6,799
Consumer	46	65	12	8	37
Total nonperforming loans	11,340	7,302	7,823	9,200	10,937
Foreclosed properties
Commercial real estate	297	297	297	297	440
Commercial construction and development	2,187	2,187	2,187	2,332	2,332
Residential construction and development	2,161	2,293	2,293	2,293	2,293
Residential real estate	97	351	290	271	254
Total foreclosed properties	4,742	5,128	5,067	5,193	5,319
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$16,082	$12,430	$12,890	$14,393	$16,256

Nonperforming loans to period end loans	0.32%	0.24%	0.25%	0.30%	0.37%
Nonperforming assets to period end assets	0.35%	0.31%	0.33%	0.37%	0.43%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

Commercial	$1,006	$463	$3,168	$1,329	$989
Commercial real estate	513	1,000	641	1,550	4,084
Construction and development	161	3,459	317	236	821
Residential real estate	4,933	2,311	6,231	2,824	3,452
Consumer	389	252	253	216	196
Other	17	13	22	4	14
Total	$7,019	$7,498	$10,632	$6,159	$9,556

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q2 2023 vs Q1 2023 vs Q2 2022 (unaudited)

	Q2 2023			Q1 2023			Q2 2022
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,516,306	$54,374	6.20%	$3,087,068	$45,421	5.97%	$2,902,370	$32,721	4.52%
Tax-exempt (2)	4,144	49	4.74%	6,086	81	5.40%	5,127	57	4.46%
Securities
Taxable	428,039	4,900	4.59%	314,004	3,412	4.41%	297,701	1,765	2.38%
Tax-exempt (2)	209,931	1,705	3.26%	216,430	1,781	3.34%	178,043	1,249	2.81%
Interest bearing deposits other banks and Federal funds sold	35,218	203	2.31%	34,330	171	2.02%	37,757	45	0.48%
Total interest earning assets	4,193,638	61,231	5.86%	3,657,918	50,866	5.64%	3,420,998	35,837	4.20%

Noninterest earning assets
Cash & due from banks	23,588			17,387			16,351
Premises & equipment	60,872			54,112			55,449
Intangible assets	80,445			62,024			63,058
Other assets	212,104			190,533			165,788
Allowance for loan credit losses	(44,312)			(39,507)			(33,232)
Total assets	$4,526,335			$3,942,467			$3,688,412

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,985,134	$13,423	2.71%	$1,819,505	$10,796	2.41%	$1,189,324	$1,274	0.43%
Savings deposits	528,694	2,000	1.52%	480,207	1,917	1.62%	672,353	689	0.41%
Time deposits	513,236	2,428	1.90%	389,252	1,287	1.34%	517,360	659	0.51%
Short-term borrowings	207,418	1,212	2.34%	166,365	824	2.01%	207,227	696	1.35%
Long-term borrowings and subordinated debentures	123,843	1,487	4.82%	123,599	1,462	4.80%	123,263	1,280	4.17%
Total interest bearing liabilities	3,358,325	20,550	2.45%	2,978,928	16,286	2.22%	2,709,527	4,598	0.68%

Noninterest bearing liabilities
Demand deposits	706,391			557,209			605,724
Other liabilities	50,863			43,508			41,307
Total liabilities	4,115,579			3,579,645			3,356,558

Shareholders' equity - preferred	14,920			14,920			14,920
Shareholders' equity - common	395,836			347,902			316,934
Total liabilities and shareholders' equity	$4,526,335			$3,942,467			$3,688,412

NET INTEREST EARNINGS		$40,681			$34,580			$31,239

NET INTEREST MARGIN			3.89%			3.83%			3.66%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $368,000, $391,000 and $274,000 for Q2 2023, Q1 2023 and Q2 2022, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

YTD 2023 vs YTD 2022 (unaudited)

	YTD 2023			YTD 2022
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,302,776	$99,794	6.09%	$2,837,467	$62,900	4.47%
Tax-exempt (2)	5,109	130	5.13%	5,248	115	4.42%
Securities
Taxable	371,330	8,312	4.51%	308,872	3,420	2.23%
Tax-exempt (2)	213,162	3,486	3.30%	179,252	2,473	2.78%
Interest bearing deposits other banks and Federal funds sold	34,641	375	2.18%	55,222	91	0.33%
Total interest earning assets	3,927,018	112,097	5.76%	3,386,061	68,999	4.11%

Noninterest earning assets
Cash & due from banks	20,231			17,781
Premises & equipment	57,511			55,746
Intangible assets	71,285			63,242
Other assets	201,267			154,200
Allowance for loan losses	(41,925)			(32,849)
Total assets	$4,235,387			$3,644,181

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,903,945	$24,219	2.57%	$1,162,346	$1,739	0.30%
Savings deposits	504,392	3,917	1.57%	686,157	1,262	0.37%
Time deposits	451,774	3,715	1.66%	529,791	1,348	0.51%
Short-term borrowings	187,159	2,036	2.19%	173,914	1,068	1.24%
Long-term borrowings and subordinated debentures	123,656	2,948	4.81%	123,234	2,519	4.12%
Total interest bearing liabilities	3,170,926	36,835	2.34%	2,675,442	7,936	0.60%

Noninterest bearing liabilities
Demand deposits	630,390			596,365
Other liabilities	47,150			41,779
Total liabilities	3,848,466			3,313,586

Shareholders' equity - preferred	14,920			14,920
Shareholders' equity - common	372,001			315,675
Total liabilities and shareholders' equity	$4,235,387			$3,644,181

NET INTEREST EARNINGS		$75,262			$61,063

NET INTEREST MARGIN			3.86%			3.64%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $759,000 and $543,000 for YTD 2023 and YTD 2022 periods, respectively.